                                 United States
                       Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-A

 For registration of certain classes of securities pursuant to section 12(b)
                or (g) of the Securities Exchange Act of 1934


                       American International Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                    13-2592361
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)


  70 Pine Street, New York, New York                         10270
---------------------------------------        --------------------------------
Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
--------------------------                        ------------------------------
Common Stock
(par value $2.50 per share)                       Pacific Exchange

__________________________                        ______________________________

__________________________                        ______________________________

__________________________                        ______________________________


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

2-31223 (if applicable)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
     --------------------------------------------------------------------
                               (Title of class)


     --------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     American International Group, Inc. ("AIG") has authorized 5,000,000,000 shares of common stock, $2.50 par value per share ("Common Stock"), which are being registered hereunder.

     For a full description of AIG's Common Stock, see AIG's Restated Certificate of Incorporation, as amended, which information is incorporated herein by reference.



Item 2.  Exhibits.
         --------

3(i)(a) Restated Certificate of Incorporation of AIG incorporated by reference to Exhibit 3(i) to AIG's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-8787).

3(i)(b) Certificate of Amendment of Certificate of Incorporation of AIG, filed June 3, 1998 incorporated by reference to Exhibit 3(i) to AIG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8787).

3(i)(c) Certificate of Merger of Sun America Inc. with and into AIG filed December 30, 1998 and effective January 1, 1999 incorporated by reference to
Exhibit 3(i) to AIG's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8787).

3(i)(d) Certificate of Amendment to Certificate of Incorporation of AIG, filed June 5, 2000 incorporated by reference to Exhibit 3(i)(c) to AIG's Registration Statement on Form S-4 (File No. 333-45828).

3.2 By-laws of AIG are incorporated by reference to Exhibit 3(ii) to AIG's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-8787).

4.1 Form of Certificate representing Common Stock is incorporated by reference to the Registration Statement on Form 8-A, filed September 20, 1984.

















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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  American International Group, Inc.
                                  --------------------------------------------

Date: December 23, 2004           By:   /s/ Kathleen E. Shannon
                                        --------------------------------------
                                  Name:  Kathleen E. Shannon
                                  Title: Senior Vice President
                                         and Secretary










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
                                 Exhibit Index

3(i)(a) Restated Certificate of Incorporation of AIG incorporated by reference to Exhibit 3(i) to AIG's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-8787).

3(i)(b) Certificate of Amendment of Certificate of Incorporation of AIG, filed June 3, 1998 incorporated by reference to Exhibit 3(i) to AIG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8787).

3(i)(c) Certificate of Merger of Sun America Inc. with and into AIG filed December 30, 1998 and effective January 1, 1999 incorporated by reference to Exhibit 3(i) to AIG's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8787).

3(i)(d) Certificate of Amendment to Certificate of Incorporation of AIG, filed June 5, 2000 incorporated by reference to Exhibit 3(i)(c) to AIG's Registration Statement on Form S-4 (File No. 333-45828).

3.2 By-laws of AIG are incorporated by reference to Exhibit 3(ii) to AIG's Annual Report on Form 10-K for the year ended December 31, 2000. (File No. 1-8787).

4.1 Form of Certificate representing Common Stock is incorporated by reference to the Registration Statement on Form 8-A, filed September 20, 1984.







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